Exhibit 10.8

VISHAY INTERTECHNOLOGY, INC.
63 Lancaster Avenue
Malvern, Pennsylvania 19355

February 23, 2021

Mr. Andreas Randebrock

Re: First Amendment to Employment Agreement

Dear Andreas:

Reference is made to that certain employment agreement entered into on May 20, 2020, with an effective date of July 1, 2020 (the “Employment Agreement”). Effective on the date hereof, the Employment Agreement is hereby amended as described below.

Section 4.3(a) of the Employment Agreement is replaced in its entirety with the following:

Beginning with the 2021 calendar year, on or about each January 1st occurring both during the Term and prior to the time that notice of termination is given by either party, Vishay shall grant Executive an annual equity award under the Stock Incentive Program (or any successor plan or arrangement thereof) having a grant date fair value approximately equal to 40% of Executive’s Base Salary on such date. Subject to Executive’s continued service, such equity awards shall vest on January 1 of the third year following their grant, provided that the vesting of up to 75% of the equity awards granted in any year (determined as a percentage of grant date fair value) may also be subject to the achievement of performance goals established by the Compensation Committee.

This letter agreement shall constitute an amendment to the Employment Agreement, and except as otherwise set forth herein, all other terms and conditions of the Employment Agreement remain unchanged.

This letter agreement may be executed in multiple counterparts, each of which shall be deemed an original agreement and all of which shall constitute one and the same agreement. The counterparts of this letter agreement may be executed and delivered by facsimile or other electronic signature (including portable document format) by any of the parties and the receiving parties may rely on the receipt of such document so executed and delivered electronically or by facsimile as if the original had been received.

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To confirm your agreement with the foregoing, please countersign this letter agreement in the space below provided.

By:	VISHAY INTERTECHNOLOGY, INC. /s/ Dr. Gerald Paul
Name: Dr. Gerald Paul Title: CEO

VISHAY ELECTRONIC GMBH

            By:  /s/ Torsten Muellner
         Name: Torsten Muellner
         Title:  Managing Director

By:   /s/ Martina Winterwerber
         Name: Martina Winterwerber
         Title: Managing Director

Accepted and agreed:
/s/ Andreas Randebrock
ANDREAS RANDEBROCK DATE: March 12, 2021